Exhibit 99.1

Inari Medical Announces Chief Financial Officer Retirement and Succession Plan

Mitch Hill to retire as Chief Financial Officer, to be succeeded by Kevin Strange in October 2024

IRVINE, CALIFORNIA – July 30, 2024 (GLOBE NEWSWIRE) – Inari Medical, Inc. (NASDAQ: NARI) (“Inari”), a medical device company with a mission to treat and transform the lives of patients suffering from venous and other diseases, today announced that Mitch Hill, Chief Financial Officer, will retire effective October 1, 2024 and will be succeeded by Kevin Strange, Inari’s current SVP, Finance, Accounting, Strategy and Business Development. Mr. Hill has served as the CFO since 2019, and prior to that in various senior financial roles spanning over four decades.

Mr. Strange joined Inari in 2020 as VP, Strategy and Business Development. Since 2023 he has served as the SVP, Finance, Accounting, Strategy and Business Development leading Inari’s day to day financial and accounting operations. Prior to joining Inari, he has over 15 years of experience in various financial and business development leadership roles within the medical device space.

“Over the last five years, Mitch helped build and scale a robust financial, operating, and technology foundation for Inari,” said Drew Hykes, Inari CEO. “He also led our IPO in May 2020 and helped us identify and develop Kevin Strange as his successor. We thank Mitch for his myriad contributions to Inari and his unwavering commitment to our patients. Looking ahead, I couldn’t be more confident in the leadership Kevin will provide as Inari’s next CFO. In addition to being a highly experienced financial executive, Kevin is deeply passionate about Inari’s mission. He is uniquely qualified to lead our finance and accounting organization into the next phase of growth. I expect a seamless transition of the CFO role from Mitch to Kevin.”

“I am excited and honored to be named as Inari’s next CFO,” said Kevin Strange. “Since I joined in 2020, the company has experienced immense growth and change. What has been constant is our steadfast commitment to our mission to serve patients, take care of each other and pursue big ideas. Like Mitch, I am deeply committed to these ideals and look forward to serving Inari through its next phase of growth.”

About Kevin Strange
Mr. Strange is a proven medical device executive with broad functional and sector experience. Since 2023, he has served as SVP, Finance, Accounting, Strategy and Business Development of Inari Medical leading its financial, accounting and business development functions. From 2020 to 2023, he served as Inari’s VP, Strategy and Business Development, leading the Company’s first acquisition in October 2023. Prior to Inari, Mr. Strange was the Director of Business Development for the Peripheral Interventions division of Boston Scientific. Prior to that, Mr. Strange spent five years as an equity research analyst at Wells Fargo Securities and Bank of America Merrill Lynch covering the MedTech sector. Mr. Strange started his career in medical devices in the Cardiac Rhythm Management division of Medtronic. Mr. Strange holds a BS in Biology from Davidson College and an MBA from New York University’s Stern School of Business.

Second Quarter 2024 Financial Results
In a separate press release issued today, the Company announced its financial results for its second quarter 2024 ended June 30, 2024. The Company will host a conference call with investors and analysts today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to review its financial results.

About Inari Medical, Inc.
Patients first. No small plans. Take care of each other. These are the guiding principles that form the ethos of Inari Medical. We are committed to improving lives in extraordinary ways by creating innovative solutions for both unmet and underserved health needs. In addition to our purpose-built solutions, we leverage our capabilities in education, clinical research, and program development to improve patient outcomes. We are passionate about our mission to establish our treatments as the standard of care for venous thromboembolism and four other targeted disease states. We are just getting started. Learn more at www.inarimedical.com and connect with us on LinkedIn, X (Twitter), and Instagram.

Investor Contact:
Marissa Bych
Gilmartin Group LLC
IR@inarimedical.com